Exhibit 99.1

Investor Relations Contact:
Isabell Novakov
214-252-4029
inovakov@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for First Quarter 2017

DALLAS — (BUSINESS WIRE) April 25, 2017 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the first quarter of 2017. Hilltop produced income of $26.4 million, or $0.27 per diluted share, for the first quarter of 2017, compared to $27.6 million, or $0.28 per diluted share, for the first quarter of 2016.  Hilltop’s annualized return on average assets and return on average equity for the first quarter of 2017 were 0.88% and 5.73%, respectively, compared to 0.96% and 6.32%, respectively, for the first quarter of 2016.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.06 per common share, payable on May 31, 2017, to all common stockholders of record as of the close of business on May 15, 2017. Additionally, pursuant to the stock repurchase program reauthorized by the Hilltop Board of Directors in January 2017, Hilltop paid $7.2 million to repurchase and retire 261,608 shares at an average price of $27.52 per share during the first quarter of 2017. These retired shares were returned to our pool of authorized but unissued shares of common stock.

Jeremy Ford, Co-CEO of Hilltop, said, “We are off to a good start for the year with all of our business segments reporting profitable results. Our strong balance sheet and stable earnings generation enabled us to return $13 million of capital to shareholders during the quarter. We continue to focus on growing all of our core businesses to create long-term shareholder value.”

Alan White, Co-CEO of Hilltop, added, “PlainsCapital Bank maintained sound credit quality. PrimeLending increased pre-tax income by 9% year-over-year due to its focused effort on purchase mortgage loan originations. HilltopSecurities continues to benefit from its diversified revenue streams and the execution of its prior integration initiatives. National Lloyds remained profitable during the quarter despite higher than normal storm frequency. We look forward to building on this momentum for the remainder of 2017.”

First Quarter 2017 Highlights for Hilltop:

•	Hilltop’s total assets were $12.3 billion at March 31, 2017, compared to $12.7 billion at December 31, 2016;
•	Hilltop’s common equity increased by $15.5 million from December 31, 2016 to $1.9 billion at March 31, 2017;
•

Non-covered loans[1] held for investment, net of allowance for loan losses, decreased by  1.0% to $5.7 billion and covered loans[1], net of allowance for loan losses, decreased by 8.2% to $234.7 million at March 31, 2017 from December 31, 2016;

•

Non-covered non-performing loans increased to $28.8 million, or 0.41% of total non-covered loans, at March 31, 2017, compared to $24.4 million, or 0.32% of total non-covered loans, at December 31, 2016;

•	Energy classified and criticized loans were $26.5 million at March 31, 2017, down from $28.7 million at December 31, 2016;
•	Loans held for sale decreased by 26.0% to $1.3 billion from December 31, 2016 to March 31, 2017;
•	Total deposits were $7.3 billion at March 31, 2017, compared to $7.1 billion at December 31, 2016;
•	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[2] of 13.98% and a Common Equity Tier 1 Capital Ratio of 19.03% at March 31, 2017;
•	Hilltop’s net interest margin[3] decreased to 3.52% for the first quarter of 2017, from 3.80% in the fourth quarter of 2016;
•	The provision for loan losses was $1.7 million during the first quarter of 2017, compared to $4.3 million in the fourth quarter of 2016;
•	For the first quarter of 2017, noninterest income was $271.4 million, compared to $277.4 million in the first quarter of 2016, a 2.1% decrease; and
•	For the first quarter of 2017, noninterest expense was $320.5 million, compared to $325.2 million in the first quarter of 2016, a 1.4% decrease.

1   “Covered loans” refer to loans acquired in the FNB Transaction that are subject to loss-share agreements with the FDIC, while all other loans are referred to as “non-covered loans.”

2   Based on the end of period Tier 1 capital divided by total average assets during  2017, excluding goodwill and intangible assets.

3   Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(in 000's)	2017	2016	2016	2016	2016
Cash and due from banks	$545,928	$669,357	$528,519	$583,984	$512,103
Federal funds sold	24,404	21,407	40,419	29,677	15,406
Securities purchased under agreements to resell	113,228	89,430	138,284	149,474	96,646
Assets segregated for regulatory purposes	166,395	180,993	173,840	120,214	120,714
Securities:
Trading, at fair value	373,300	265,534	402,104	305,418	368,425
Available for sale, at fair value	755,546	598,007	563,720	517,784	666,328
Held to maturity, at amortized cost	337,357	351,831	365,934	354,443	310,478
	1,466,203	1,215,372	1,331,758	1,177,645	1,345,231
Loans held for sale	1,329,493	1,795,463	1,673,069	1,550,475	1,344,333
Non-covered loans, net of unearned income	5,783,853	5,843,499	5,674,655	5,472,446	5,335,547
Allowance for non-covered loan losses	(55,157)	(54,186)	(52,625)	(51,013)	(48,450)
Non-covered loans, net	5,728,696	5,789,313	5,622,030	5,421,433	5,287,097

Covered loans, net of allowance for covered loan losses	234,681	255,714	292,031	322,073	346,169
Broker-dealer and clearing organization receivables	1,574,031	1,497,741	1,340,617	2,257,480	1,370,622
Premises and equipment, net	184,091	190,361	190,645	189,511	198,414
FDIC indemnification asset	47,940	71,313	73,351	74,460	80,522
Covered other real estate owned	45,374	51,642	61,988	67,634	78,890
Other assets	583,554	613,453	657,805	832,344	631,699
Goodwill	251,808	251,808	251,808	251,808	251,808
Other intangible assets, net	42,601	44,695	47,112	49,690	52,274
Total assets	$12,338,427	$12,738,062	$12,423,276	$13,077,902	$11,731,928

Deposits:
Non-interest bearing	$2,272,905	$2,199,483	$2,232,813	$2,280,108	$2,233,608
Interest bearing	5,056,957	4,864,328	4,797,772	4,846,705	4,750,567
Total deposits	7,329,862	7,063,811	7,030,585	7,126,813	6,984,175
Broker-dealer and clearing organization payables	1,437,548	1,347,128	1,251,839	2,111,994	1,284,016
Short-term borrowings	753,777	1,417,289	1,265,022	1,012,862	832,921
Securities sold, not yet purchased, at fair value	144,193	153,889	164,633	178,235	165,704
Notes payable	324,701	317,912	313,313	319,636	232,190
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	392,025	496,501	481,504	464,904	405,899
Total liabilities	10,449,118	10,863,542	10,573,908	11,281,456	9,971,917

Common stock	984	985	985	985	986
Additional paid-in capital	1,570,329	1,572,877	1,570,025	1,568,053	1,567,150
Accumulated other comprehensive income	897	485	8,039	8,782	6,878
Retained earnings	313,197	295,568	266,048	214,116	183,042
Deferred compensation employee stock trust, net	893	903	900	938	1,020
Employee stock trust	(300)	(309)	(309)	(347)	(428)
Total Hilltop stockholders' equity	1,886,000	1,870,509	1,845,688	1,792,527	1,758,648
Noncontrolling interests	3,309	4,011	3,680	3,919	1,363
Total stockholders' equity	1,889,309	1,874,520	1,849,368	1,796,446	1,760,011
Total liabilities & stockholders' equity	$12,338,427	$12,738,062	$12,423,276	$13,077,902	$11,731,928

	Three Months Ended
Consolidated Income Statements	March 31,	December 31,	September 30,	June 30,	March 31,
(in 000's, except per share data)	2017	2016	2016	2016	2016
Interest income:
Loans, including fees	$89,991	$102,046	$97,590	$98,468	$91,533
Securities borrowed	8,053	6,566	9,037	6,326	7,589
Securities:
Taxable	7,027	7,097	5,935	6,834	6,367
Tax-exempt	1,244	1,530	1,518	1,537	1,637
Other	1,926	1,096	1,183	1,037	1,028
Total interest income	108,241	118,335	115,263	114,202	108,154

Interest expense:
Deposits	4,690	3,971	3,996	4,037	3,839
Securities loaned	6,340	4,653	6,954	4,916	5,987
Short-term borrowings	1,418	1,829	1,497	1,392	1,085
Notes payable	2,814	2,856	2,793	2,618	2,582
Junior subordinated debentures	711	703	673	655	645
Other	168	199	180	187	176
Total interest expense	16,141	14,211	16,093	13,805	14,314

Net interest income	92,100	104,124	99,170	100,397	93,840
Provision for loan losses	1,705	4,347	3,990	28,876	3,407
Net interest income after provision for loan losses	90,395	99,777	95,180	71,521	90,433

Noninterest income:
Net realized gains on securities	—	—	—	(46)	46
Net gains from sale of loans and other mortgage production income	124,150	137,270	175,412	167,012	127,297
Mortgage loan origination fees	19,556	24,850	26,807	25,797	18,813
Securities commissions and fees	39,057	39,425	39,722	40,442	38,317
Investment and securities advisory fees and commissions	22,202	31,690	31,129	29,354	23,819
Net insurance premiums earned	36,140	38,344	38,747	38,721	39,733
Other	30,334	37,548	42,641	44,725	29,350
Total noninterest income	271,439	309,127	354,458	346,005	277,375

Noninterest expense:
Employees' compensation and benefits	186,559	208,760	225,194	217,398	182,761
Occupancy and equipment, net	27,293	27,154	27,460	26,971	27,833
Loss and loss adjustment expenses	21,700	14,018	16,055	37,211	21,959
Policy acquisition and other underwriting expenses	11,229	10,757	11,064	11,316	11,252
Other	73,711	95,095	84,360	74,469	81,384
Total noninterest expense	320,492	355,784	364,133	367,365	325,189

Income before income taxes	41,342	53,120	85,505	50,161	42,619
Income tax expense	15,035	17,582	33,017	18,439	14,423
Net income	26,307	35,538	52,488	31,722	28,196
Less: Net income (loss) attributable to noncontrolling interest	(127)	217	556	648	629
Income applicable to Hilltop common stockholders	$26,434	$35,321	$51,932	$31,074	$27,567

Earnings per common share:
Basic	$0.27	$0.36	$0.53	$0.32	$0.28
Diluted	$0.27	$0.36	$0.53	$0.32	$0.28

Cash dividends declared per common share	$0.06	$0.06	$—	$—	$—

Weighted average shares outstanding:
Basic	98,441	98,514	98,490	98,457	98,153
Diluted	98,757	98,810	98,625	98,586	98,669

	Three Months Ended March 31, 2017
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$82,082	$8,488	$(1,882)	$516	$(2,535)	$5,431	$92,100
Provision for loan losses	1,837	(132)	—	—	—	—	1,705
Noninterest income	12,411	82,551	143,638	38,311	1	(5,473)	271,439
Noninterest expense	60,814	81,657	131,838	37,013	9,387	(217)	320,492
Income (loss) before income taxes	$31,842	$9,514	$9,918	$1,814	$(11,921)	$175	$41,342

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Selected Financial Data	2017	2016	2016	2016	2016

Hilltop Consolidated:
Return on average stockholders' equity	5.73%	7.56%	11.41%	7.07%	6.32%
Return on average assets	0.88%	1.13%	1.69%	1.05%	0.96%
Net interest margin (1)	3.52%	3.80%	3.65%	3.77%	3.67%
Net interest margin (taxable equivalent) (2):
As reported	3.54%	3.82%	3.67%	3.80%	3.70%
Impact of purchase accounting	49 bps	71 bps	64 bps	72 bps	74 bps
Book value per common share ($)	19.17	18.98	18.73	18.20	17.84
Shares outstanding, end of period (000's)	98,407	98,544	98,541	98,498	98,585

Banking Segment:
Net interest margin (1)	4.21%	4.57%	4.50%	4.85%	4.70%
Net interest margin (taxable equivalent) (2):
As reported	4.23%	4.59%	4.53%	4.87%	4.73%
Impact of purchase accounting	67 bps	96 bps	90 bps	104 bps	103 bps
Accretion of discount on loans ($000's)	12,098	17,926	15,969	17,344	16,631
Non-covered net charge-offs (recoveries) ($000's)	238	3,083	3,107	26,130	650
Return on average assets	0.94%	1.09%	1.09%	0.66%	0.98%
Fee income ratio	13.13%	12.57%	12.31%	12.67%	13.08%
Efficiency ratio	64.36%	59.00%	59.59%	52.32%	64.97%
Employees' compensation and benefits ($000's)	31,512	32,350	31,167	30,847	29,125

Broker-Dealer Segment:
Employees' compensation and benefits ($000's)	57,240	62,929	68,051	63,976	57,816
Variable compensation expense ($000's)	30,808	37,984	42,446	38,750	29,431
Compensation as a % of net revenue	62.9%	58.6%	61.1%	58.0%	65.8%
Pre-tax margin	10.45%	-0.02%	15.65%	16.58%	4.28%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	2,269,138	2,772,316	3,191,851	3,261,386	2,050,825
Refinancings	555,193	1,115,764	1,300,702	889,078	878,291
Total mortgage loan originations - volume	2,824,331	3,888,080	4,492,553	4,150,464	2,929,116
Mortgage loan sales - volume ($000's)	3,275,167	3,723,751	4,349,794	3,964,190	3,117,605
Mortgage servicing rights asset ($000's) (3)	45,573	61,968	43,751	33,491	39,863
Employees' compensation and benefits ($000's)	89,958	106,894	120,548	117,537	90,690
Variable compensation expense ($000's)	46,906	64,809	75,271	74,604	51,689

Insurance Segment:
Loss and LAE ratio	60.0%	36.6%	41.4%	96.1%	55.3%
Expense ratio	38.4%	33.2%	33.6%	33.9%	33.2%
Combined ratio	98.4%	69.8%	75.0%	130.0%	88.5%
Employees' compensation and benefits ($000's)	2,780	2,262	2,401	2,304	2,178

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)

Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on a 35% federal income tax rate. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. For the periods presented, the taxable equivalent adjustments to interest income for Hilltop Consolidated were $0.5 million, $0.6 million, $0.5 million, $0.6 million and $0.7 million, respectively, and for the Banking Segment were $0.4 million, $0.4 million, $0.4 million, $0.5 million and  $0.4 million, respectively.

(3)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	March 31,	December 31,	September 30,	June 30,	March 31,
Capital Ratios	2017	2016	2016	2016	2016
Tier 1 capital (to average assets):
PlainsCapital	13.09%	12.35%	12.65%	12.72%	12.70%
Hilltop	13.98%	13.51%	13.41%	13.18%	13.35%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	15.50%	14.64%	15.15%	14.71%	15.10%
Hilltop	19.03%	18.30%	17.80%	16.67%	17.56%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	15.50%	14.64%	15.15%	14.77%	15.12%
Hilltop	19.62%	18.87%	18.37%	17.26%	18.17%
Total capital (to risk-weighted assets):
PlainsCapital	16.30%	15.38%	15.90%	15.51%	15.87%
Hilltop	20.12%	19.34%	18.82%	17.69%	18.60%

	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Covered Non-Performing Loans Portfolio Data	2017	2016	2016	2016	2016

Non-covered loans accounted for on a non-accrual basis ($000's):
Commercial and industrial	13,490	9,515	19,651	18,412	19,179
Real estate	14,437	13,932	4,817	4,777	7,802
Construction and land development	661	755	703	139	102
Consumer	223	244	50	61	1
Broker-dealer	—	—	—	—	—
	28,811	24,446	25,221	23,389	27,084

Non-covered non-performing loans as a % of total non-covered loans	0.41%	0.32%	0.34%	0.33%	0.40%

Non-covered other real estate owned ($000's)	4,556	4,507	3,063	2,656	543

Other repossessed assets ($000's)	681	1,117	1,654	—	30

Non-covered non-performing assets ($000's)	34,048	30,070	29,938	26,045	27,657

Non-covered non-performing assets as a % of total assets	0.28%	0.24%	0.24%	0.20%	0.24%

Non-covered non-PCI loans past due 90 days or more and still accruing ($000's)	42,767	47,486	41,824	50,032	51,943

Troubled debt restructurings included in accruing non-covered loans ($000's)	1,180	1,196	1,216	1,235	1,409

	March 31,	December 31,	September 30,	June 30,	March 31,
PlainsCapital Bank - Energy Exposure	2017	2016	2016	2016	2016

Select Energy Statistics
Outstanding energy loan balance ($MM)	149.1	166.5	168.8	223.6	233.5
Energy unfunded commitments ($MM)	130.4	121.4	120.7	88.5	102.9
Energy loans as a % of total loans	2.7%	3.0%	3.1%	4.2%	4.5%
Classified and criticized energy loans ($MM):
Criticized energy loans	0.0	0.0	1.8	12.7	13.0
Performing classified energy loans	22.5	23.5	24.2	22.1	33.4
Non-performing classified energy loans	4.0	5.2	13.4	6.7	4.9
	26.5	28.7	39.4	41.5	51.3

Unimpaired energy reserves ($MM)	10.6	10.6	10.0	9.8	9.2
Energy reserves as a % of energy loans	7.1%	6.5%	6.7%	4.7%	4.3%
Energy NCOs ($MM)	0.0	1.5	1.0	0.4	0.2

Energy Portfolio Breakdown
Exploration and production	13%	11%	13%	10%	13%
Services:
Field services	24%	22%	26%	22%	22%
Pipeline construction	22%	21%	21%	15%	15%
	46%	43%	47%	37%	37%
Midstream:
Distribution	18%	30%	21%	38%	37%
Transportation	10%	9%	11%	9%	7%
	28%	39%	32%	47%	44%
Other:
Wholesalers	1%	1%	1%	1%	1%
Equipment rentals	0%	0%	0%	0%	0%
Equipment wholesalers	12%	6%	7%	5%	5%
Total	100%	100%	100%	100%	100%

	Three Months Ended March 31,
	2017			2016
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans, gross (1)	$7,094,928	$89,990	5.08%	$6,733,697	$91,551	5.41%
Investment securities - taxable	1,088,010	7,004	2.59%	1,044,705	6,348	2.44%
Investment securities - non-taxable (2)	219,396	1,750	3.20%	261,656	2,327	3.56%
Federal funds sold and securities purchased under agreements to resell	117,661	23	0.08%	125,308	26	0.08%
Interest-bearing deposits in other financial institutions	498,550	902	0.73%	428,082	474	0.45%
Securities borrowed	1,487,079	8,053	2.17%	1,544,744	7,589	1.94%
Other	91,298	1,024	4.51%	65,739	530	3.24%
Interest-earning assets, gross (2)	10,596,922	108,746	4.11%	10,203,931	108,845	4.24%
Allowance for loan losses	(55,630)			(48,851)
Interest-earning assets, net	10,541,292			10,155,080
Noninterest-earning assets	1,572,096			1,596,627
Total assets	$12,113,388			$11,751,707

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$4,936,895	$4,690	0.39%	$4,784,004	$4,102	0.34%
Securities loaned	1,361,759	6,340	1.89%	1,441,346	5,987	1.67%
Notes payable and other borrowings	1,049,517	5,111	1.96%	1,003,461	4,523	1.81%
Total interest-bearing liabilities	7,348,171	16,141	0.89%	7,228,811	14,612	0.81%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,234,789			2,153,901
Other liabilities	656,854			624,971
Total liabilities	10,239,814			10,007,683
Stockholders’ equity	1,870,441			1,743,209
Noncontrolling interest	3,133			815
Total liabilities and stockholders' equity	$12,113,388			$11,751,707

Net interest income (2)		$92,605			$94,233
Net interest spread (2)			3.22%			3.43%
Net interest margin (2)			3.54%			3.70%

(1)	Average balance includes non-accrual loans.
(2)

Presented on a taxable equivalent basis with annualized taxable equivalent adjustments based on a 35% federal income tax rate. The adjustment to interest income was $0.5 million and $0.7  million for the  three months ended March 31, 2017 and 2016, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Wednesday, April 26, 2017. Hilltop Co-CEOs Jeremy B. Ford and Alan B. White and other key management members will review first quarter 2017 financial results. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or 1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. Through Hilltop Holdings’ other wholly owned subsidiary, National Lloyds Corporation, it provides property and casualty insurance through two insurance companies, National Lloyds Insurance Company and American Summit Insurance Company. At March 31, 2017,  Hilltop employed approximately 5,400 people and operated approximately 460 locations in 44 states. Hilltop Holdings' common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com, Nationallloydsinsurance.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. For a discussion of certain factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.